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                                                                    Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Bassett Furniture Industries, Incorporated
Bassett, Virginia


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Bassett Furniture Industries, Incorporated (which relates to the Bassett Furniture Industries, Incorporated 1997 Employee Stock Plan) of our report dated December 17, 1996, relating to the consolidated balance sheet of Bassett Furniture Industries, Incorporated and subsidiaries as of November 30, 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period then ended, which report is incorporated by reference in the November 30, 1997 annual report on Form 10-K of Bassett Furniture Industries, Incorporated and subsidiaries.



                                                     KPMG Peat Marwick LLP



Greensboro, North Carolina
July 30, 1998